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                                                                    EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ORATEC Interventions, Inc. 1995 Stock Option Plan,
ORATEC Interventions, Inc. 1999 Stock Option Plan, ORATEC Interventions, Inc. 1999 Employee Stock Purchase Plan and ORATEC Interventions, Inc. 1999
Directors' Stock Option Plan, of our report dated January 17, 2000, with respect to the financial statements of ORATEC Interventions, Inc. included in its Registration Statement (Form S-1 No. 333-95815) filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Palo Alto, California
May 2, 2000